COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)


                              FINANCIAL STATEMENTS


                     YEARS ENDED DECEMBER 31, 2006 AND 2005
                          INDEPENDENT AUDITOR'S REPORT

                                 C O N T E N T S


                                                                            Page

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS...........................................       1


FINANCIAL STATEMENTS

     Balance sheets.....................................................     2-3
     Statements of income...............................................     4-7
     Statements of changes in partners' capital.........................       8
     Statements of cash flows...........................................    9-10
     Notes to financial statements......................................   11-14

TO THE PARTNERS
COLONIAL VILLAGE ROSEVILLE
(A CALIFORNIA LIMITED PARTNERSHIP)
ROSEVILLE, CALIFORNIA




I have audited the accompanying balance sheets of Colonial Village Roseville (A California Limited Partnership), as of December 31, 2006 and 2005, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Village Roseville (A California Limited Partnership) as of December 31, 2006 and 2005, and the results of its operations, the changes in partners' capital and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ Bernard E. Rea, CPA
-----------------------

Stockton, California
February 17, 2007

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005




                                     ASSETS             2006         2005
                                                     ----------   ----------
CURRENT ASSETS

             Cash                                    $   98,823   $  113,220
             Rents receivable                                --           --
             Other receivables                               --           --
             Prepaid expense                              5,646        4,553
                                                     ----------   ----------
                             Total current assets    $  104,469   $  117,773
                                                     ----------   ----------


RESTRICTED DEPOSITS AND FUNDED RESERVES

              Tenants' security deposits              $   30,885   $   29,843
              Replacement reserve escrow                 145,363      124,505
                                                      ----------   ----------
                                                      $  176,248   $  154,348
                                                      ----------   ----------

PROPERTY AND EQUIPMENT, AT COST

             Land                                    $  315,303   $  315,303
             Building                                 4,865,200    4,865,200
             Equipment                                  177,478      177,478
                                                     ----------   ----------
                                                     $5,357,981   $5,357,981
             Less accumulated depreciation            2,263,251    2,084,508
                                                     ----------   ----------
                                                     $3,094,730   $3,273,473
                                                     ----------   ----------

OTHER ASSETS
             Deferred charges, less accumulated
               amortization of $59,153 and $53,940   $   73,269   $   78,482
                                                     ----------   ----------
                                                     $   73,269   $   78,482
                                                     ----------   ----------
                                                     $3,448,716   $3,624,076
                                                     ==========   ==========


See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005




                            LIABILITIES AND PARTNERS'
                            CAPITAL                            2006         2005
                                                            ----------   ----------

CURRENT LIABILITIES


             Current maturities of long-term debt           $   50,904   $   47,524
             Accounts payable                                   11,052        3,897
             Accounts payable - general partner                 11,240       10,388
             Accrued expense                                       800          800
             Accrued interest                                       --           --
                                                            ----------   ----------
                                Total current liabilities   $   73,996   $   62,609
                                                            ----------   ----------


DEPOSIT AND PREPAYMENT LIABILITIES

             Tenants' security deposits                     $   21,300   $   23,550
             Prepaid rents                                       3,751           --
                                                            ----------   ----------
                                                            $   25,051   $   23,550
                                                            ----------   ----------


LONG-TERM DEBT

             Mortgage payable, less current maturities      $1,799,288   $1,850,192
                                                            ----------   ----------
                                                            $1,799,288   $1,850,192
                                                            ----------   ----------


COMMITMENT

PARTNERS' CAPITAL                                           $1,550,381   $1,687,725
                                                            ----------   ----------
                                                            $3,448,716   $3,624,076
                                                            ==========   ==========


See Notes to Financial Statements.

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                               2006       2005
                                                             --------   --------
RENTAL INCOME
             Apartments                                      $536,738   $541,423
             Tenant assistance payments                            --         --
             Subsidy income                                        --         --
             Miscellaneous                                         --         --
                                                             --------   --------
                            Net rental revenue               $536,738   $541,423
                                                             --------   --------


FINANCIAL REVENUE

             Interest Income - project operations            $     --   $     --
             Income from investments - replacement reserve     12,002      3,798
             Income from investments - operating reserve          540        315
             Income from investments - miscellaneous               --         --
                                                             --------   --------
                    Sub-total financial revenue              $ 12,542   $  4,113
                                                             --------   --------


OTHER REVENUE
             Laundry and vending                             $  8,901   $ 11,352
             NSF and late charges                                 365        225
             Damage and cleaning fees                           6,460      2,044
             Forfeited tenant security deposits                    --         --
             Other revenue                                         51         --
                                                             --------   --------
                    Sub-total other revenue                  $ 15,777   $ 13,621
                                                             --------   --------


                                    Total revenues           $565,057   $559,157
                                                             --------   --------



See Notes to Financial Statements.

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                                            2006       2005
                                                                          --------   --------
OPERATING EXPENSES

             Renting expenses
                     Advertising                                          $  2,917   $  1,599
                     Miscellaneous renting expenses                             --         --
                                                                          --------   --------
                                  Sub-total renting expenses              $  2,917   $  1,599
                                                                          --------   --------

             Administrative expenses
                     Office salaries                                      $     --   $     --
                     Office supplies                                         3,981        869
                     Office rent                                                --         --
                     Management fee                                         36,288     34,944
                     Manager's salary                                       24,686     22,657
                     Manager rent free unit                                 11,109     11,316
                     Legal expense                                             355      1,168
                     Audit expense                                           6,500      6,125
                     Bookkeeping / accounting
                     services                                                   --         --
                     Telephone and answering service                         1,238      1,442
                     Bad debts                                              12,025      5,531
                     Miscellaneous administrative expenses                  12,525      9,487
                                                                          --------   --------
                                  Sub-total administrative expenses       $108,707   $ 93,539
                                                                          --------   --------

             Utilities expense
                     Fuel oil / coal                                      $     --   $     --
                     Electricity                                             6,151      4,927
                     Water                                                   4,332      3,833
                     Gas                                                     3,692      3,922
                     Sewer                                                  12,437      8,090
                                                                          --------   --------
                                  Sub-total utilities expense             $ 26,612   $ 20,772
                                                                          --------   --------

See Notes to Financial Statements.

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                   2006       2005
                                                                 --------   --------
             Operating and maintenance expense
                  Janitor and cleaning payroll                   $  6,376   $  5,306
                  Janitor and cleaning supplies                       891        772
                  Janitor and cleaning contract                       750      1,805
                  Exterminating payroll / contract                    924        924
                  Exterminating supplies                               --         --
                  Garbage and trash removal                         8,215      7,608
                  Security payroll / contract                          --         --
                  Grounds payroll                                      --         --
                  Grounds supplies                                    151        257
                  Grounds contract                                 15,046     12,945
                  Repairs payroll                                  25,173     24,182
                  Repairs material                                  1,909      2,211
                  Repairs contract                                 40,128     29,131
                  Elevator maintenance / contract                      --         --
                  Heating / cooling repairs and maintenance            --         --
                  Swim pool maintenance / contract                     --         --
                  Snow removal                                         --         --
                  Decorating payroll / contract                       671        350
                  Decorating supplies                               1,700        581
                  Vehicle and maintenance equipment o & r              --         --
                  Miscellaneous operating and maint. expenses       4,282      5,698
                                                                 --------   --------
                     Sub-total operating & maint. expense        $106,216   $ 91,770
                                                                 --------   --------

             Taxes and insurance
                  Real estate taxes                              $    350   $    850
                  Payroll taxes                                     5,190      4,896
                  Miscellaneous taxes, licenses, and permits          800        800
                  Property and liability insurance                  7,950      7,664
                  Fidelity bond insurance                              --         --
                  Workman's compensation                           10,104     13,766
                  Health insurance and other employee benefits     13,528      9,968
                  Other insurance                                      --         --
                                                                 --------   --------
                     Sub-total taxes & insurance                 $ 37,922   $ 37,944
                                                                 --------   --------

                        Total operating expenses                 $282,374   $245,624
                                                                 --------   --------


See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                       2006              2005
                                                     ---------        ---------

OTHER EXPENSES

     Interest expense - mortgage                     $ 129,270        $ 141,152
     Interest expense - notes                               --               --
     Miscellaneous financial expense                        --               --
     Depreciation and amortization                     183,956          184,011
     Non project expenses                                   --               --
                                                     ---------        ---------
           Sub-total other expenses                  $ 313,226        $ 325,163
                                                     ---------        ---------
                Total expenses                       $ 595,600        $ 570,787
                                                     ---------        ---------

                Net income (loss)                    $ (30,543)       $ (11,630)
                                                     =========        =========


See Notes to Financial Statements.

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                     General         Limited
                                     Total           Partner         Partner
                                   -----------     -----------     -----------

Partners' capital
        December 31, 2004          $ 1,824,112     $    25,725     $ 1,798,387
Partners' capital
        contributions                       --              --              --
Partners' capital
        distributions                 (124,757)        (86,999)        (37,758)

Net income (loss)                      (11,630)           (116)        (11,514)
                                   -----------     -----------     -----------

Partners' capital
        December 31, 2005          $ 1,687,725     $   (61,390)    $ 1,749,115
Partners' capital
        contributions                       --              --              --
Partners' capital
        distributions                 (106,801)        (74,761)        (32,040)

Net income (loss)                      (30,543)           (305)        (30,238)
                                   -----------     -----------     -----------

Partners' capital
        December 31, 2006          $ 1,550,381     $  (136,456)    $ 1,686,837
                                   ===========     ===========     ===========
Percentage at
        December 31, 2006                  100%              1%             99%
                                   ===========     ===========     ===========



See Notes to Financial Statements.

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2006 AND 2005




                                                            2006         2005
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                  $ (30,543)   $ (11,630)
      Adjustments to reconcile net income
       (loss) to net cash provided by (used in)
       operating activities:
          Depreciation and amortization                    183,956      184,011
          Change in assets and liabilities:
           Decrease (increase) in:
              Prepaid expenses                              (1,093)        (124)
              Tenants' security deposits                    (1,042)        (790)
              Rents receivable                                  --           --
              Other receivables                                 --           --
           Increase (decrease) in:
              Accounts payable                               7,155         (835)
              Accounts payable - general partner               852         (334)
              Accrued expenses                                  --           --
              Accrued interest                                  --           --
              Prepaid rents                                  3,751           --
              Tenants' security deposits                    (2,250)         (50)
                                                         ---------    ---------
                   Net cash provided by (used in)
                        operating activities             $ 160,786    $ 170,248
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
      Funding of replacement reserve escrow              $ (27,307)   $ (19,601)
      Withdrawals from replacement reserve escrow            6,449           --
      Acquisition of property and equipment                     --       (3,990)
                                                         ---------    ---------
                   Net cash provided by (used in)
                       investing activities              $ (20,858)   $ (23,591)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
      Partner contributions                              $      --    $      --
      Partner distributions                               (106,801)    (124,757)
      Payment of development fees payable                       --           --
      Principal payments on long-term debt                 (47,524)     (41,989)
                                                         ---------    ---------
                   Net cash provided by (used in)
                     financing activities                $(154,325)   $(166,746)
                                                         ---------    ---------


See Notes to Financial Statements.

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                           2006         2005
                                                         ---------    ---------

Increase (decrease) in cash and
  cash equivalents                                       $ (14,397)   $ (20,089)

Cash and cash equivalents
      Beginning                                            113,220      133,309
                                                         =========    =========

      Ending                                             $  98,823    $ 113,220
                                                         =========    =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Cash paid during the year for interest             $ 129,270    $ 141,152
                                                         =========    =========


See Notes to Financial Statements.

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                           COLONIAL VILLAGE ROSEVILLE
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

      BASIS OF ACCOUNTING
      -------------------

      The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

      CAPITALIZATION AND DEPRECIATION
      -------------------------------

      Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

                                                        Years
                                                        -----

              Buildings                                  27.5
              Equipment                                     7

      Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

      CASH AND CASH EQUIVALENTS
      -------------------------

      For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

      AMORTIZATION
      ------------

      Deferred charges are amortized over the following estimated useful lives using the straight-line method:

                                                        Years
                                                        -----

              Deferred debt expense                        30
              Tax credit monitoring fee                    15

      INCOME TAXES
      ------------

      No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                          NOTES TO FINANCIAL STATEMENTS

      ESTIMATES
      ---------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

      PERSONAL ASSETS AND LIABILITIES
      -------------------------------

      In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.

      SFAS NO. 144
      ------------

      Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by a entity be reviewed for impairment whenever events or changes in circumstances that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the partnership's reported earnings, financial condition or cash flows.


NOTE 2 - ORGANIZATION

      Colonial Village Roseville is a California Limited Partnership which was formed in April 1993, to develop, construct, own, maintain and operate a 56-unit multi-family apartment complex and is located in the city of Roseville, California. The Partnership Agreement and the loan agreement with the Midland Mortgage Company govern the major activities of the Partnership. Under the agreements, the Partnership is required to provide low cost housing to very low-income or lower-income households.

      The Partnership has one general partner, Project Go Inc., a 501(c) (3) tax exempt, non-profit community service organization and one investing limited partner, WNC Housing Tax Credits III, L.P., a California limited partnership. Partnership transactions with the partners are described in other notes to these financial statements.


NOTE 3 - RESTRICTED DEPOSITS AND FUNDED RESERVES

      In accordance with the Partnership Agreement and the Rider to Multifamily Instrument with Midland Mortgage Company, the Partnership is required to maintain a replacement reserve account. The replacement reserve account is to be funded annually in the amount of $16,800.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 4 - DEFERRED CHARGES

      Deferred charges as of December 31, 2006 and 2005, consists of the following:

                                                            2006          2005
                                                          --------      --------
      Deferred debt expense                               $110,462      $110,462
      Tax credit monitoring fee                             22,960        22,960
                                                          --------      --------
                                                          $133,422      $133,422
             Less accumulated amortization                  59,153        54,940
                                                          --------      --------
                                                          $ 73,269      $ 78,482
                                                          ========      ========

NOTE 5 - LONG-TERM DEBT

      Long-Term debt consisted of a permanent loan with Midland Mortgage Company in face amount of $2,200,000.

      Under the terms of the 30-year Promissory Note with Midland, the loan provides for an initial interest rate of 7.67% and monthly payments of $15,639.62 commencing on September 1, 1995, and continuing through August 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As Of December 31, 2006, the current interest rate, and minimum monthly payment due is 6.89% and $14,732.89, respectively.

      The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

      Aggregate maturities of Long-term debt for the next five years are as follows:

                    December 31,  2007                        $       50,904
                                  2008                                54,524
                                  2009                                58,402
                                  2010                                62,555
                                  2011                                67,004
                            Thereafter                             1,556,803
                                                              --------------

                                 TOTAL                        $    1,850,192
                                                              ==============

NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

      MANAGEMENT FEE
      --------------

      In accordance with the Management Agreement, the Partnership paid Project Go, Inc., the general partner, management fees during 2006 and 2005 in the amounts of $36,288 and 34,944, respectively, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 6.8% of the project's rental income.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 7 - COMMITMENT

      The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


NOTE 8 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is Colonial Village Roseville Apartments. The Partnership's operations are concentrated in the multifamily real estate market.